                        AUTOMATIC YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

               CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS

                          Effective: October 15, 1999

                                    ARTICLES

    I.  Parties to the Agreement                                             2
   II.  Reinsurance Coverage                                                 2
  III.  Liability                                                            5
   IV.  Reinsurance Premiums                                                 5
    V.  Oversights                                                           7
   VI.  Conversions                                                          7
  VII.  Changes, Reductions and Terminations                                 7
 VIII.  Increase in Retention                                                9
   IX.  Reinstatement                                                       10
    X.  Expenses                                                            10
   XI.  Claims                                                              11
  XII.  Extra-Contractual Damages                                           13
 XIII.  Inspection of Records                                               13
  XIV.  DAC Tax -- Section 1.848-2 (g)(8) Election                          13
   XV.  Insolvency                                                          14
  XVI.  Offset                                                              15
 XVII.  Arbitration                                                         16
XVIII.  Termination                                                         16
  XIX.  Entire Agreement and Amendments                                     17
   XX.  Effective Date                                                      17
  XXI.  Execution                                                           18

                                   SCHEDULES
                               A.  Specifications
                            B.  Basis of Reinsurance

                                    EXHIBITS
                            I.  Reinsurance Premiums
                   II.  Retention, Binding, and Issue Limits

                                   AMENDMENTS
                                    Number 1
                                    Number 2

                           FOREIGN NATIONAL EXHIBITS
            I. Underwriting Guidelines for Foreign National Business
                         II. Foreign National Loadings

                         TABLE TWO TO STANDARD PROGRAM
                          I. Eligibility Requirements

All Schedules and Exhibits attached will be considered part of this Reinsurance
                                   Agreement.

                                   ARTICLE I

                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Continental Assurance Company of Chicago Illinois (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

                                   ARTICLE II

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below or on a facultative basis, subject to the requirements set forth in Section B below or on a facultative obligatory basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.    Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

       1. The individual must be a resident of the United States or Canada at the time of application.

       2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

       3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

       4.   The maximum issue age on any risk will be age 90.

B.  Requirements for Facultative Reinsurance

       1. If the requirements for automatic reinsurance are met, but the Ceding Company prefers to apply for facultative reinsurance with the Reinsurer, or if the requirements for automatic reinsurance are not met and the Ceding Company applies for facultative reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers relating to the insurability of the individual risk for facultative reinsurance.

       2. For applications for facultative reinsurance, Ceding Company will send copies of all of the papers relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

       3. Notwithstanding the above, if the requirements for automatic reinsurance are met except that the face amount of insurance applied for is greater than the Automatic Issue Limit, but does not exceed the Auto Process Limit, then the Ceding Company will, submit to the Lead Reinsurer, (as designated in Schedule A), all papers relating to the insurability of the individual risk. The Lead Reinsurer shall review the papers to determine if the Pool should reinsure the risk, and, if so, on what basis. The Lead Reinsurer shall provide Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other Pool members. This process shall be known as Automatic Processing and subject to the limitations in Exhibit II.

C.  Requirements for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

       1. The requirements for automatic reinsurance specified in Article II must be met except that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibit II.

       2. The arrangement is available on all policy forms covered under this Reinsurance Agreement except for term life insurance products.

       3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits as stated in Exhibit II.

       4. The ceded risk is subject to the Facultative Obligatory Automatic Issue Limit is as stated in Exhibit II.

       5. The Reinsurer provides the minimum facultative obligatory capacity as stated in Schedule A. However, to the extent that Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company of the reduced capacity. Such notification must occur within 3 business days of the Ceding Company's request for facultative obligatory capacity on that risk.

       6. The final capacity offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms.

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III

                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance coverage will begin simultaneously with the Ceding Company's liability except for those risks which qualify for automatic reinsurance but are submitted on a facultative basis.

B. The Reinsurer's liability for facultative reinsurance coverage on the individual risk will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for facultative reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance coverage on each risk will terminate when the Ceding Company's liability terminates.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. Payment of reinsurance premiums is a condition precedent to reinsurance coverage.

G. The Reinsurer shall establish reserves on Reinsurer's portion of the policy on the reserve basis specified in Schedule B.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

For automatic and facultative reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company sixty days after the Ceding Company submits the statement.

2.  Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

3.  Reinstatement

The Ceding Company may reinstate the risks terminated due to non-payment of reinsurance premium within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

The Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policyowner. The increase to the reinsurance premium shall be no more than proportional to the increase to the policy owner's cost of insurance rates.

                                   ARTICLE V

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                   ARTICLE VI

                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point-in-scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy.

                                  ARTICLE VII

                      CHANGES, REDUCTIONS AND TERMINATIONS

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule A. If a non-contractual change is requested on a facultatively reinsured policy, the Reinsurer must consent to the change.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, then Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention. Reinsurer will refund to Ceding Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

3. In the event of a reduction in the face amount of a policy which was ceded facultatively, the Reinsurer's percentage of the reduced face amount should be the same percentage of the initial reinsurance ceded.

4. Increases in face amount of policies reinsured on a facultative basis, will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates any reinsurance under this Agreement based on the same life may also be reduced or terminated. Ceding Company will reduce the reinsurance by applying the retention limits that were in effect at the time each policy was issued. Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

The reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, thereby reducing or terminating the oldest risks first.

D.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Facultative

On facultative reinsurance, if Ceding Company wishes to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

                                  ARTICLE VIII

                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on the risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one Reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial percentage on the individual risk.

4. Upon increasing the retention limit, the reduction in reinsurance will become effective on the next annual premium anniversary of those policies that have been inforce for at least ten (10) years.

                                   ARTICLE IX

                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the Ceding Company reinstates the policy, the reinsurance will be automatically reinstated.

B.  Facultative Cases:

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

                                   ARTICLE X

                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XI

                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule A. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

If a claim is made on a risk reinsured automatically under this Agreement and is not contested by the Ceding Company, Reinsurer will abide by the issue as the Ceding Company settles it. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds from the Reinsurer when the Ceding Company makes the settlement of the policy proceeds and delivers a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to Reinsurer all relevant and/or requested documents and papers related to the claim along with Ceding Company's recommendation. Ceding Company shall then wait five days from the date of mailing during which time Reinsurer shall have the opportunity to advise Ceding Company of its consent or disagreement with the recommendation. In the event Reinsurer does not contact Ceding Company within the five-day period, Reinsurer shall be deemed to have approved the recommendation and Ceding Company shall be authorized to act accordingly. The Ceding Company will receive payment of the reinsurance proceeds from Reinsurer when Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses. If the Ceding Company's contest of such claim results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the net amount at risk on the date of death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for the Ceding Company and Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XII

                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XIV

                                    DAC TAX
                        SECTION 1.848-2(G) (8) ELECTION

A. The Reinsurer and the Ceding Company hereby agree to the following pursuant to section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

B.  The terms used in this Article are defined by reference to Regulation
Section 1.848-2 in effect December 1992.

C. The party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

E. The Ceding Company will submit to the Reinsurer by May 1st of each year a schedule of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that such net consideration will be reported in the tax return for the preceding calendar year.

F. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of receipt of Ceding Company's calculation. If the Reinsurer does not notify the Ceding Company, Reinsurer will report the net consideration as determined by the Ceding Company in the tax return for the preceding calendar year.

G. If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits their alternative calculation. If both parties reach agreement on an amount of net consideration, both parties shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. The Ceding Company may recapture all reinsurance ceded under this Agreement without charge or penalty as of the date Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XVII

                                  ARBITRATION

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitration will be borne equally by the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                 ARTICLE XVIII

                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company (ies).

                                  ARTICLE XIX

                         ENTIRE AGREEMENT AND AMENDMENT

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits, shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

                                   ARTICLE XX

                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after October 15, 1999.

                                  ARTICLE XXI

                                   EXECUTION

CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS

By      [ILLEGIBLE]                     Attest  [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   President, CNA LIFE RE          Title   [ILLEGIBLE]
Date    5/30/2000                       Date    5/30/2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Thomas P.Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Thomas P.Kalmbach, FSA, MAAA
        Vice President Individual Life          Director, Individual Life
        Product & Marketing                     Pricing
Date    5/19/00                         Date    5/22/2000

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS                   Individual life insurance issued by the
                                   Ceding Company

REINSURANCE POOL SHARE             Reinsurer shall              amount at risk
                                   on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY             [Redacted]

PLANS OF INSURANCE
POLICY TYPES                            RIDERS
Interest Sensitive Whole Life           Other Covered Insured (UL)
Stag Universal Life                     Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)             Additional Insurance Benefit Rider
                                        (ISWL)
Stag Variable Life                      Increase in Coverage Option Rider (VL)
Artisan Variable Life                   Cost of Living Rider (UL)
Protector Variable Life                 Waiver of Premium
One Year Term                           ADB Benefit (not reinsured)
Accumulator Variable Life               Deduction Amount Waiver Rider
Life Solutions I UL                     Waiver of Monthly Deduction
Life Solutions II UL                    Additional Purchase Option Rider
LBS I UL
Universal Life V
20 Year Term
Single Premium Variable Life (fully
underwritten only)

MINIMUM REINSURANCE CESSION [Redacted]

LEAD REINSURER [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS     Life reinsurance will be on the yearly renewable term
                  (YRT) basis for the amount at risk on the portion of the policy reinsured by Reinsurer. The amount at risk on a policy shall be the death benefit of the policy less the amount retained by the Ceding Company, less the cash value under the policy. The basis for determining Reinsurer's liability shall be the amount at risk used for computation of the reinsurance premium.

EXCHANGES         Exchanges from one single life plan reinsured under this
                  agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS [Redacted]

                                   EXHIBIT I

                              REINSURANCE PREMIUMS

1.  Life Reinsurance Premium

[Redacted]

2.  Flat Extra Premiums

[Redacted]

3.  Premium Tax

Premium tax will not be reimbursed.

4.  Riders

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit.

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               Effective 10/15/99

RETENTION LIMIT
[ILLEGIBLE]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

JUMBO LIMIT
[ILLEGIBLE]

                               AMENDMENT NUMBER 1

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

The Reinsurer and Ceding Company agree that the Ceding Company's Foreign National business will be reinsured under the terms of this Agreement except for the following differences:

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS

By     /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
       ------------------------------           ------------------------------
Title  [ILLEGIBLE]                     Title    [ILLEGIBLE]
Date   5/30/2000                       Date     5/30/2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
       ------------------------------           ------------------------------
       Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
       Vice President Individual Life           Director Individual Life
       Product & Marketing                      Product Development
Date   5/19/00                         Date     5/22/2000

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               EFFECTIVE 10/15/99

RETENTION LIMIT
[ILLEGIBLE]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
Issue Age    Standard -- Table F    Table G -- Table P

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

JUMBO LIMIT
[ILLEGIBLE]

                           FOREIGN NATIONAL EXHIBIT I

             UNDERWRITING GUIDELINES FOR FOREIGN NATIONAL BUSINESS

                                   [Redacted]

                          FOREIGN NATIONAL EXHIBIT II

              FOREIGN NATIONAL LOADINGS PER $1,000 OF FACE AMOUNT

                                   [Redacted]

REGION                       COUNTRIES              LOADINGS
----------------------------------------------------------------
Latin America &       Argentina
Caribbean             Brazil
                      Chile
                      Costa Rica
                      Dominican Republic
                      Mexico
                      Panama
                      Paraguay
                      Uruguay
                      Venezuela
                      Cayman Islands
                      Belize
                      Virgin Islands
Western Europe        Austria
                      Belgium
                      Denmark
                      Finland
                      France
                      Germany (Reunified)
                      Greece
                      Ireland
                      Italy
                      Netherlands
                      Norway
                      Portugal
                      Spain
                      Sweden
                      Switzerland
                      United Kingdom
Far East              Hong Kong
                      Japan
                      Malaysia
                      Philippines
                      Singapore
                      Taiwan
                      South Korea
                      Australia

                               AMENDMENT NUMBER 2

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    President, [ILLEGIBLE]          Title    [ILLEGIBLE]
Date     5/30/2000                       Date     5/30/2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
         Vice President Individual Life           Director Individual Life
         Product & Marketing                      Product Development
Date     5/19/00                         Date     5/22/2000

                                   EXHIBIT I
              TABLE 2 TO STANDARD PROGRAM EFFECTIVE MARCH 15, 2000

ELIGIBILITY REQUIREMENTS [Redacted]

ALLOCATION OF CASES AMONG THE REINSURER, CEDING COMPANY'S RETENTION, AND THE POOL [Redacted]

REINSURANCE RATES [Redacted]

                               AMENDMENT NUMBER 3

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY(collectively referred to as the Ceding Company) AND CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

1. Effective October 1, 2000, Schedule A of the Reinsurance Agreement shall be amended to reflect the inclusion of the Guaranteed Cost of Insurance Benefit Rider. This Rider shall be reinsured under the terms of this Reinsurance
Agreement if and only if the policy to which the           A revised Schedule A
is attached and shall replace the existing Schedule A.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

CONTINENTAL ASSURANCE COMPANY OF CHICAGO ILLINOIS

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    Senior Vice President - Munich  Title    [ILLEGIBLE]
         American, an behalf of
         Continental Assurance
Date     March 12, 2001                  Date     3/12/01

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch FSA, CLU                Tom Kalmbach, FSA, MAAA
         Vice President Individual Life           Director Individual Life
         Product & Marketing                      Product Development
Date     2/13/2001                       Date     2/16/2001

                                   SCHEDULE A
                                 SPECIFICATIONS
                               (OCTOBER 1, 2000)

TYPE OF BUSINESS                Individual life insurance issued by the
                                Ceding Company

REINSURANCE POOL SHARE          Reinsurer shall automatically [Redacted] the
                                amount at risk on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY [Redacted]

PLANS OF INSURANCE
POLICY TYPES                                       RIDERS
------------------------------------------------------------------------
Interest Sensitive Whole Life        Other Covered Insured (UL)
Stag Universal Life                  Term Rider (on base or other
                                     insured)
ART, 5, and 10 Yr Term (NY)          Additional Insurance Benefit Rider
                                     (ISWL)
Stag Variable Life                   Increase in Coverage Option Rider
                                     (VL)
Artisan Variable Life                Cost of Living Rider (UL)
Protector Variable Life              Waiver of Premium
One Year Term                        ADB Benefit (not reinsured)
Accumulator Variable Life            Deduction Amount Waiver Rider
Life Solutions I UL                  Waiver of Monthly Deduction
Life Solutions II UL                 Additional Purchase Option Rider
LBS I UL                             Guaranteed COI Benefit Rider
Universal Life V
20 Year Term
Single Premium Variable Life
(fully underwritten only)

MINIMUM REINSURANCE
CESSION

[Redacted]

LEAD REINSURER

[Redacted]

                               AMENDMENT NUMBER 4

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND MUNICH AMERICAN REASSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

In all other respects, said Agreement shall remain unchanged.

MUNICH AMERICAN REASSURANCE COMPANY

By      /s/ [ILLEGIBLE]                 Attest  /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   2nd Vice President              Title   Associate Actuary
Date    18 March 2003                   Date    18 March 2003

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Thomas P. Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date    3/4/2003                        Date    2/28/2003

                                  AMENDMENT 5
                            EFFECTIVE JUNE 25, 2002

                                     TO THE

             AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                      MUNICH AMERICAN REASSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Reinsurer has agreed to automatically reinsure a policy that did not otherwise qualify for Automatic Reinsurance when it was issued.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. The policy listed below shall be reinsured, on an Automatic Reinsurance basis, under the terms of the Agreement.

3. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

4. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Munich
Amendment #5 -- Effective 06/25/2002
Reinsurer's Treaty ID : 2616 -- 8

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below.

MUNICH AMERICAN REASSURANCE COMPANY

By:    /s/ Mark Costello               Attest:  /s/ Melinda A. Webb
       ------------------------------           ------------------------------
Name:  Mark Costello                   Name:    Melinda A. Webb
Title: Vice President & Actuary        Title:   Second Vice President, Treaty
Date:  November 16, 2011               Date:    11/16/11

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Paul Fischer                Attest:  /s/ Michael Roscoe
       ------------------------------           ------------------------------
Name:  Paul Fischer, FSA, MAAA         Name:    Michael Roscoe, FSA, MAAA
Title: Assistant Vice President and    Title:   Senior Vice President
       Actuary Individual Life                  Individual Life Product
       Product Management                       Management
Date:  November 29, 2011               Date:    12/2/11

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Munich
Amendment #5 -- Effective 06/25/2002
Reinsurer's Treaty ID : 2616 -- 8

                                    ADDENDUM

                   TO THOSE REINSURANCE AGREEMENTS LISTED IN
                            THE ATTACHED SCHEDULE 1
                (REFERRED TO INDIVIDUALLY AS "THE AGREEMENT" AND
                       COLLECTIVELY AS "THE AGREEMENTS")

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                             ("THE CEDING COMPANY")

                                      AND

             MUNICH AMERICAN REASSURANCE COMPANY ("THE REINSURER")

WHEREAS, the Reinsurer currently reinsures certain plans or policies of the Ceding Company under the Agreements; and

WHEREAS, the Ceding Company and the Reinsurer agree that for facultative reinsurance, any references in the Agreements to the following terms shall be interpreted to mean the reinsurance amount requested at time of facultative reinsurance application, regardless of the amount of insurance ultimately reinsured:

       -   Minimum initial amount to be reinsured

       -   Minimum Cession

       -   Minimum Reinsurance Cession

       -   Minimum Reinsurance Cession to Reinsurer

       -   Minimum facultative threshold

       -   Minimum Facultative Reinsurance Cession; and

WHEREAS, the Ceding Company and the Reinsurer agree that such change in interpretation shall be as of the Effective Date of each Agreement listed in the attached Schedule 1.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Except as herein amended, all other terms and conditions of the Agreements shall remain in full force and effect and unchanged.

Between HLIC/HLA/HLAIC and Munich Re
Addendum

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

MUNICH AMERICAN REASSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ Melinda A. Webb
        ------------------------------          ------------------------------
Name:   [ILLEGIBLE]                     Name:   Melinda A. Webb
Title:  [ILLEGIBLE]                     Title:  2nd Vice President, Treaty
Date:   June 10, 2011                   Date:   6/10/11

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:     /s/ Paul Fischer                Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Paul Fischer                    Name:   Michael Roscoe
Title:  Assistant Vice President &      Title:  Senior Vice President &
        Actuary                                 Actuary
Date:   6-29-2011                       Date:   6-30-2011

Between HLIC/HLA/HLAIC and Munich Re
Addendum

                                   SCHEDULE 1
                                   [Redacted]

                                                                                        CEDING
                                                                                       COMPANY
                                                                    CEDING              TREATY          REINSURER
AGREEMENT                             EFFECTIVE DATE               COMPANY*             NUMBER        TREATY NUMBER
---------------------------------------------------------------------------------------------------------------------
Individual Risks -- Fac              November 18, 1974               HLIC             CL-100142           2102
Individual Risks -- Fac              November 18, 1974                HLA             CL-100143           2100
Individual Risks -- Fac               August 1, 1981                  ILA             CL-100141           1191
Individual Risks -- Fac                July 1, 1983                   ILA             CL-100140           2459
Universal Life -- Fac                December 1, 1983                HLIC             CL-100320           2103
Universal Life -- Fac                 January 1, 1994                 ILA             CL-100144           2101
Life Solutions                       October 15, 1999           HLIC, HLA, ILA        CL-100206     2616, 2659, 2657
Term                                 December 1, 2000           HLIC, HLA, ILA        CL-100178        1786, 2717
Last Survivor Excess                  January 1, 2002                 ILA             CL-100007           3217
Last Survivor Excess                  January 1, 2002                HLIC             CL-100008           2781
Single Life Excess               November 1, 2002 (Fac) /             ILA             CL-100013           3209
                                  December 1, 2002 (Auto)
Single Life Excess               November 1, 2002 (Fac) /            HLIC             CL-100040           2916
                                  December 1, 2002 (Auto)
Last Survivor AUL                     January 1, 2005                HLIC             CL-100130           3314
Last Survivor AUL                     January 1, 2005                 ILA             CL-100131           3315

*Ceding Company abbreviations
HLIC: Hartford Life Insurance Company
ILA: Hartford Life and Annuity Insurance Company
HLA: Hartford Life and Accident Insurance Company

Between HLIC/HLA/HLAIC and Munich Re
Addendum